UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 22, 2013

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On November 22, 2013, Ahmed Rubaie resigned from the position of Chief Financial Officer and Chief Operating Officer of Fortinet, Inc. (the “Company”), effective as of December 5, 2013. The Company is conducting a search for a new Chief Financial Officer and, separately, a search for a senior operations executive.

(c) Appointment of Certain Officers

In connection with Mr. Rubaie’s resignation, the Company appointed Nancy Bush, 52, as interim Chief Financial Officer, effective immediately. Prior to her appointment, Ms. Bush had served as the Company's Vice President, Worldwide Corporate Controller since December 2011, and as interim Chief Financial Officer from September 25, 2012 to April 16, 2013. From February 2009 until December 2011 Ms. Bush was the Vice President of Finance at ArcSight, Inc., a security information management company that was acquired by Hewlett-Packard in October 2010. Prior to joining ArcSight, from December 2006 until July 2008, Ms. Bush was Vice President, Finance and Corporate Controller at Packeteer, Inc. a provider of wide area network optimization and traffic prioritization technologies that was acquired by Blue Coat Systems, Inc. in June 2008. From February 2005 to December 2006, Ms. Bush was Vice President, Corporate Controller, Principal Accounting Officer at Maxtor, Inc., a supplier of information storage solutions that was acquired by Seagate Technology in May 2006. Ms. Bush holds a B.B.A. in accounting from the University of Georgia.

In connection with her appointment as interim Chief Financial Officer, Ms. Bush will receive an additional $10,000 in base salary for each month she serves as interim Chief Financial Officer.

(e) Compensatory Arrangements of Certain Officers

In connection with Mr. Rubaie’s resignation, the Company entered into a Separation and Release Agreement, dated November 26, 2013 (the “Agreement”), with Mr. Rubaie. Pursuant to the Agreement, Mr. Rubaie has agreed to be available through March 5, 2014 on a reasonable basis to respond to inquiries from the Company and has provided a general release and waiver of claims, and the Company has agreed to provide Mr. Rubaie with (i) a separation payment equal to five months of base salary (as in effect immediately prior his termination), (ii) a payment of his retention bonus of $75,000 that was payable on December 31, 2013, (iii) five months of health insurance benefits for him and his eligible dependents, and (iv) a cash payment of $562,500, representing the approximate value of 28,125 restricted stock units (“RSUs”), or approximately one quarter of the RSUs subject to Mr. Rubaie’s initial RSU grant, which would have vested on May 1, 2014. All cash payments will be made in two installments, with the first payment occurring on or before December 11, 2013 and the second payment occurring on January 5, 2014. In addition, Mr. Rubaie will retain his sign-on bonus of $150,000. The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 27, 2013, the Company issued a press release relating to this disclosure, which is furnished herewith as Exhibit 99.2.
The information contained in Item 7.01 of this report shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

99.1	Separation and Release Agreement between the Company and Ahmed Rubaie, dated November 26, 2013
99.2	Press Release, dated November 27, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: November 27, 2013	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Separation and Release Agreement between the Company and Ahmed Rubaie, dated November 26, 2013
99.2	Press Release, dated November 27, 2013